UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Accendra Health, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4435 Waterfront Drive, Suite 300, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Post Office Box 27626,
Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 277-4304

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	ACH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Early Results and Early Settlement of Exchange Offers

On June 10, 2026, Accendra Health, Inc. (the “Company”) announced the early results of its previously announced offers to exchange (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations”) for any and all of the Company’s outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”). In exchange for the Existing Notes, the Company offered or is offering, as applicable: (i) newly issued 9.000% Senior Secured First Lien Notes due 2032 (the “First Lien Notes”) to holders that participated in the new money issuance of the First Lien Notes (such new money issuance, together with the Exchange Offers, the “Offers”) and (ii) newly issued 9.750% Senior Secured Second Lien Notes due 2033 (the “Second Lien Notes” and, together with the First Lien Notes, the “New Notes”).

Based on the early results as of 5:00 P.M., New York City time, on June 9, 2026 (the “Early Exchange Time”), eligible holders had validly tendered and not validly withdrawn tenders and related consents for approximately $478.3 million aggregate principal amount of 2029 Notes, representing approximately 99.9% of the outstanding principal amount of the 2029 Notes, and $547.9 million aggregate principal amount of 2030 Notes, representing approximately 99.2% of the outstanding principal amount of the 2030 Notes, in the Exchange Offers and Consent Solicitations (collectively, the “Early Tendered Notes”).

Accordingly, the Company received sufficient consents to adopt certain amendments (the “Amendments”) to the indentures governing the Existing Notes (the “Existing Notes Indentures”) to eliminate substantially all of the affirmative and negative covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in each of the Existing Notes Indentures, including provisions related to defeasance. On June 9, 2026 the Company entered into supplemental indentures to the Existing Notes Indentures (the “Existing Notes Supplemental Indentures”) to effectuate the Amendments.

The Early Tendered Notes were subsequently accepted and cancelled, and the Existing Notes Supplemental Indentures became operative on June 15, 2026. Following such cancellation, $363,000 in aggregate principal amount of the 2029 Notes and $4,257,000 in aggregate principal amount of the 2030 Notes remain outstanding.

In connection with the early settlement of the Exchange Offers, on June 15, 2026 (the “Early Settlement Date”), the Company issued (i) $213.0 million in aggregate principal amount of First Lien Notes and (ii) $698.0 million in aggregate principal amount of Second Lien Notes, in exchange for the validly tendered and accepted Early Tendered Notes, and issued $326.25 million in aggregate principal amount of First Lien Notes in the new money issuance, for a total of $539.25 million First Lien Notes. In addition, holders of Early Tendered Notes accepted for exchange, received accrued and unpaid interest on such Early Tendered Notes from, and including, the most recent interest payment date to, but excluding, the Early Settlement Date.

For the remaining holders of Existing Notes that did not tender their Existing Notes prior to the Early Exchange Time, the Exchange Offers will expire at 5:00 P.M., New York City time, on June 23, 2026 (such time and date, as the same may be extended, the “Expiration Time”), unless extended or earlier terminated. The withdrawal deadline for the Exchange Offers and Consent Solicitations occurred at 5:00 P.M., New York City time, on June 9, 2026 (the “Withdrawal Deadline”). As a result, and because the Withdrawal Deadline is not being extended, tenders of the Existing Notes may no longer be withdrawn, except in limited circumstances where additional withdrawal rights are required by law. If all conditions to the Exchange Offers have been or are concurrently satisfied or waived at or prior to the Expiration Time, unless extended, the Company will accept for exchange any remaining Existing Notes that are validly tendered in the Exchange Offers following the Early Exchange Time and at or prior to the Expiration Time (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date, if any, will be promptly after the Expiration Time and is currently expected to occur on June 25, 2026, the second business day immediately following the Expiration Time.

Item 1.01.	Entry Into a Material Definitive Agreement

The information set forth in the Explanatory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 1.01 by reference.

New Notes Indentures and New Notes

Overview

The First Lien Notes issued as part of the new money issuance and delivered in exchange for the 2029 Notes tendered prior to the Early Exchange Time were issued pursuant to the Indenture, dated June 15, 2026 (the “First Lien Indenture”), by and among the Company, the guarantors named therein and Regions Bank, as trustee (in such capacity, the “First Lien Trustee”) and as collateral agent (in such capacity, the “First Lien Collateral Agent”) and the Second Lien Notes delivered in exchange for the Early Tendered Notes were, and any Second Lien Notes delivered in exchange for any remaining Existing Notes that are validly tendered in the Exchange Offers following the Early Exchange Time and at or prior to the Expiration Time will be, issued pursuant to the Indenture, dated June 15, 2026 (the “Second Lien Indenture” and, together with the First Lien Indenture, the “New Indentures”), by and among the Company, the guarantors named therein and Regions Bank, as trustee (in such capacity, the “Second Lien Trustee” and, together with the First Lien Trustee, the “Trustees”) and as collateral agent (in such capacity, the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agents”).

Interest; Ranking; Security; Guarantees

The First Lien Notes bear interest at a rate of 9.000% per year, payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 2026. The Second Lien Notes bear interest at a rate of 9.750% per year, payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 2026.

The New Notes are our general senior obligations, and the First Lien Notes are secured by a first-priority lien on the collateral securing the First Lien Notes, while the Second Lien Notes are secured by a second-priority lien on the collateral securing the Second Lien Notes, in each case, subject to permitted liens and certain exceptions on substantially all of our and the guarantors’ existing and future assets other than excluded property that secure the Company’s credit facilities.

The First Lien Notes are pari passu in right of payment with any of our existing and future senior indebtedness, including indebtedness under the Company’s credit facilities, the Second Lien Notes and the Existing Notes. The First Lien Notes are pari passu as to the collateral owned by us with our indebtedness under the credit facilities and all of our future indebtedness secured by a first-priority lien on the collateral securing the First Lien Notes, effectively senior to all of our existing and future unsecured indebtedness (including the Existing Notes) and junior lien obligations (including the Second Lien Notes), to the extent of the value of the collateral securing the First Lien Notes, effectively subordinated to any of our existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral to the extent of the value of such assets, senior in right of payment to any of our future subordinated indebtedness and structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors.

The Second Lien Notes are pari passu in right of payment with any of our existing and future senior indebtedness, including indebtedness under the Company’s credit facilities, the First Lien Notes and the Existing Notes. The Second Lien Notes are junior as to the collateral owned by us with our indebtedness under the credit facilities and pari passu as to all of our future indebtedness secured by a second-priority lien on the collateral securing the Second Lien Notes, effectively senior to all of our existing and future unsecured indebtedness (including the Existing Notes) and junior lien obligations, to the extent of the value of the collateral securing the Second Lien Notes, effectively subordinated to any of our existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral to the extent of the value of such assets, senior in right of payment to any of our future subordinated indebtedness and structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors.

Subject to certain exceptions, the Company’s existing and future wholly-owned domestic subsidiaries (including each subsidiary guarantor of the Existing Notes) guarantee our obligations under the First Lien Notes and Second Lien Notes on a senior secured basis.

Optional Redemption

The Company may, at its option, redeem at any time and from time to time, all or part of the First Lien Notes, prior to June 15, 2029, at a price equal to 100% of the principal amount of the First Lien Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium, as described in the First Lien Indenture. On and after June 15, 2029, the Company may redeem all or part of the First Lien Notes at the applicable redemption prices described in the First Lien Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of First Lien Notes at any time prior to June 15, 2029, at a redemption price equal to 109.000% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 15, 2029, the Company may also redeem the First Lien Notes upon the consummation of a Change of Control (as defined in the First Lien Indenture), at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company may, at its option, redeem at any time and from time to time, all or part of the Second Lien Notes, prior to June 15, 2029, at a price equal to 100% of the principal amount of the Second Lien Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium, as described in the Second Lien Indenture. On and after June 15, 2029, the Company may redeem all or part of the Second Lien Notes at the applicable redemption prices described in the Second Lien Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of Second Lien Notes at any time prior to June 15, 2029, at a redemption price equal to 109.750% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 15, 2029, the Company may also redeem the Second Lien Notes upon the consummation of a Change of Control (as defined in the Second Lien Indenture), at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control (as defined in the First Lien Indenture), the Company will be required to offer to repurchase the New Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Subject to certain limitations, in the event of a Change of Control (as defined in the Second Lien Indenture), the Company will be required to offer to repurchase the New Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants; Events of Default

The New Indentures contain certain covenants, including, among other things, covenants that restrict the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, make certain payments of junior indebtedness, create or incur liens, sell certain assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the Company or the guarantors, enter into certain transactions with the Company’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, merge, consolidate or transfer or sell all or substantially all of the Company’s or the guarantors’ assets and consummate a liability management transaction. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the New Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Inc.

The New Indentures also contain customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the New Indentures or the New Notes and failure to cure or obtain a waiver of such default upon notice, failure of any liens created by the New Notes collateral documents on any material portion of the collateral intended to be covered to be valid and perfected, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the New Notes plus accrued and unpaid interest, if any, may be accelerated.

The foregoing description of the New Notes and the New Indentures in this Current Report are summaries and are qualified in their entirety by reference to the full text of the New Indentures and the form of New Notes included therein. The New Indentures are filed hereto as Exhibits 4.1 and 4.3 and the form of global notes representing the New Notes are filed hereto as Exhibits 4.2 and 4.4, and are incorporated by reference herein.

Supplemental Indentures for Existing Notes

Following receipt of the requisite consents in the Consent Solicitations to adopt the Amendments to the Existing Note Indentures, the Company entered into the Existing Notes Supplemental Indentures on June 9, 2026, which became operative in connection with the acceptance and cancellation of the Early Tendered Notes on June 15, 2026.

The foregoing description of the Existing Notes Supplemental Indentures in this Current Report are summaries and are qualified in their entirety by reference to the full text of the Existing Notes Supplemental Indentures, which are filed as Exhibits 4.5 and 4.6 to this Current Report and are incorporated by reference.

Fourth Amendment to Credit Agreement and Consent

On June 15, 2026, the Company, as parent borrower (the “Parent Borrower”), Barista Acquisition I, LLC, Barista Acquisition II, LLC, Byram Healthcare Centers, Inc. and Apria, Inc. (together with the Parent Borrower, the “Borrowers”) and the guarantors party thereto (together with the Borrowers, the “Loan Parties”), entered into that certain Amendment No. 4 to Credit Agreement and Consent (the “Fourth Amendment”) with each lender party thereto and Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swingline lender, thereby amending that certain Credit Agreement, initially dated March 10, 2021 (as amended, restated, amended and restated, modified, extended, replaced or supplemented prior to the date hereof, and as further amended by the Fourth Amendment, the “Revolving Credit Agreement”), by and among, inter alios, the Company and Bank of America, N.A.

Pursuant to the Fourth Amendment, a new $300.0 million revolving credit facility (with the last $50 million available only in connection with mergers and acquisitions, and subject to compliance with certain leverage ratios) (the “New Revolving Credit Facility”) due in 2030, subject to a springing maturity of 91 days inside intervening maturities of certain indebtedness in excess of $25.0 million in aggregate principal amount, was established and the existing revolving credit facility thereunder was cancelled.

The interest rate on the New Revolving Credit Facility will be based on either the applicable SOFR rate or the base rate plus an applicable rate which vary depending on the Total Leverage Covenant Ratio (as defined in the Revolving Credit Agreement). The commitment fee on the unutilized revolving credit commitments under the New Revolving Credit Facility will vary depending on the Total Leverage Covenant Ratio and the current Debt Ratings (each as defined in the Revolving Credit Agreement). The Revolving Credit Agreement contains certain conditions to utilization and we shall not be permitted to utilize the New Revolving Credit Facility above an amount that would result in us having more than $50 million of unrestricted cash on our consolidated balance sheet (after giving effect to certain anticipated payments) immediately after giving effect to such borrowing.

The Revolving Credit Agreement is secured by first-priority liens and security interests in (a) all present and future shares of capital stock owned by the loan parties in the Loan Parties’ present and future subsidiaries and (b) all present and future personal property and assets of the Loan Parties, subject to certain exceptions. The security interests are subject to the Pari Passu First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement (each as defined in the Revolving Credit Agreement).

The Revolving Credit Agreement requires us to maintain a Total Leverage Covenant Ratio (as defined in the Revolving Credit Agreement) of less than 5.50:1.00 in respect of test periods ending prior to January 1, 2028 and less than 4.50:1:00 (or 5.00:1.00 for the first four fiscal quarters following the date of certain qualifying acquisitions) in respect of test periods ending thereafter. The Revolving Credit Agreement requires us to maintain a consolidated interest coverage ratio of greater than or equal to 2.00:1.00, including on a pro forma basis in the event of an acquisition or divestiture.

The Revolving Credit Agreement contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock, pay dividends and make other distributions or repurchase stock, make certain investments, make certain payments of junior indebtedness, create or incur liens, sell assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the issuer or the guarantors, enter into certain transactions with the issuer’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the Company’s or a restricted subsidiary’s assets.

The Revolving Credit Agreement also contains affirmative covenants customary for credit facilities of this nature, including as to compliance with laws, maintenance of required insurance, payment of taxes, delivery of quarterly and annual financial statements, and maintenance and operation of property. In addition, the Revolving Credit Agreement contains customary events of default, including as to non-payment, cross-defaults, failure to comply with financial covenants and other covenants, bankruptcy and insolvency events, judgments, invalidity of collateral or guarantees, changes of control and ERISA-related events.

Each of these affirmative and negative covenants and events of default is subject to certain important limitations and exceptions.

The foregoing description of the Fourth Amendment is a summary and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Second Amendment to Term Loan Credit Agreement and Consent

On June 15, 2026, the Parent Borrower and Loan Parties, entered into that certain Amendment No. 2 to the Term Loan Credit Agreement and Consent (“Second Amendment”) with each consenting Term A-1 Term Lender party thereto, each consenting Term B-1 Term Lender party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, thereby amending that certain Term Loan Credit Agreement, initially dated March 29, 2022 (as amended, restated, amended and restated, modified, extended, replaced or supplemented prior to the date hereof, and as further amended by the Fourth Amendment, the “Term Loan Credit Agreement”) by and among, inter alios, the Company and JPMorgan Chase Bank, N.A..

Pursuant to the Second Amendment, the applicable consenting lenders consented to: (i) a waiver of the mandatory prepayment provisions set forth in the Term Loan Credit Agreement in relation to certain asset sales with an aggregate amount of net cash proceeds equal to $400.0 million, (ii) the transactions contemplated by the Offers and Consent Solicitations, including the issuance of the New Notes and the granting of the liens in connection therewith, (iii) making certain modifications to the affirmative and negative covenants set forth in the Term Loan Credit Agreement (including with respect to covenants, “baskets,” exceptions, thresholds and qualifiers), and (iv) certain amendments to the intercreditor arrangements applicable to the Term Loan Credit Agreement.

The foregoing description of the Second Amendment is a summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Explanatory Note and in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On June 10, 2026, the Company issued a press release announcing the early results of the Exchange Offers and Consent Solicitations, which is filed hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Note Regarding the Exchange Offers

The Exchange Offers are subject to the satisfaction or waiver of a number of conditions. The Company reserves the right, in its sole discretion, to amend the terms of the Exchange Offers. The Exchange Offers may not be completed as contemplated or at all. If the Company is unable to complete the Exchange Offers or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Exchange Offers, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report is not an offer of securities for sale into the United States. The New Notes and the related guarantees to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, New Notes and the related guarantees may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This Current Report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including but not limited to, statements regarding our expectations regarding the proposed transactions, the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward looking statements,” wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy other conditions to completion of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; and the risk that the transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2025, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at

www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Lien Indenture, dated as of June 15, 2026, by and among the Company, the guarantors named therein and Regions Bank, as trustee and as collateral agent.

4.2	Form of Global Note for the 9.000% Senior Secured Notes due 2032 (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Second Lien Indenture, dated as of June 15, 2026, by and among the Company, the guarantors named therein and Regions Bank, as trustee and as collateral agent.

4.4	Form of Global Note for the 9.750% Senior Secured Notes due 2033 (included as Exhibit A to Exhibit 4.3 hereto).

4.5	Second Supplemental Indenture, dated as of June 9, 2026, by and among the Company, the guarantors party thereto and Regions Bank, as trustee, to the Indenture dated as of March 10, 2021.

4.6	Second Supplemental Indenture, dated as of June 9, 2026, by and among the Company, the guarantors party thereto and Regions Bank, as trustee, to the Indenture dated as of March 29, 2022.

10.1	Amendment No. 4 to Credit Agreement and Consent, dated June 15, 2026, by and among the Company, as Parent Borrower, the other borrowers party thereto, the guarantors party thereto, each consenting lender party thereto and Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swingline lender.*

10.2	Amendment No. 2 to Term Loan Credit Agreement and Consent, dated June 15, 2026, by and among the Company, as Parent Borrower, the other borrowers party thereto, the guarantors party thereto, each consenting Term A-1 Term Lender party thereto, each consenting Term B-1 Term Lender party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.*

99.1	Press Release dated June 10, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENDRA HEALTH, INC.

/s/ Heath H. Galloway
June 15, 2026	Heath H. Galloway
Executive Vice President, General Counsel and Corporate Secretary